Exhibit 5.1

mwe.com

November 12, 2021

My Size, Inc.

4 Hayarden St.

P.O.B. 1026,

Airport City, 7010000

Israel

Re:	My Size, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We are rendering this opinion in connection with the Registration Statement on Form S-1 (the “Registration Statement”), to be filed by My Size, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for resale of an aggregate of up to 8,927,555 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) consisting of (i) 1,886,100 shares of Common Stock issuable upon the exercise of warrants (the “Investor RDO Warrants”) issued in a private placement concurrently with a registered direct offering in October 2021 (or “the RD Offering”), (ii) 3,772,208 shares of Common Stock (the “PIPE Shares”) issued in a private placement to the same purchasers as in the RD Offering (the “PIPE Offering”), (iii) 2,829,156 shares of Common Stock issuable upon the exercise of warrants (the “PIPE Warrants”) issued in connection with the PIPE Offering, and (iv) 440,091 shares of Common Stock issuable upon the exercise of placement agent warrants issued in connection with the RD Offering and PIPE Offering (the “Placement Agent Warrants”, and, together with the Investor RDO Warrants and the PIPE Warrants, the “Warrants”).

We have examined: (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of March 22, 2017, as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of February 15, 2018, as further amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of November 15, 2019 (the “Certificate of Incorporation”); (iii) the Second Amended and Restated By-Laws of the Company dated April 18, 2018; (iv) the Warrants; and (v) resolutions relating to the authorization and issuance of the Warrants and the Shares and the registration of the Shares with the Commission on the Registration Statement adopted by the resolutions adopted as of October 26, 2021 by the Board of Directors.

One Vanderbilt Avenue New York NY 10017 Tel +1 212 547 5400 Fax +1 212 547 5444 US practice conducted through McDermott Will & Emery LLP.

November 12, 2021

In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons. For purposes of our opinion herein with respect to the Shares, we have assumed that at the time of exercise or conversion into such Shares following the date hereof, a sufficient number of shares of authorized Common Stock of the Company will be authorized and available for issuance under the Certificate of Incorporation as then in effect.

Based on the foregoing it is our opinion that (i) assuming that the full consideration for each share issuable upon exercise of the Warrants is received by the Company, and the Warrants are exercised, in accordance with the terms of the Warrants, the Shares underlying the Warrants covered by the Registration Statement will, when issued, be validly issued and outstanding, fully paid and nonassessable, and (ii) the PIPE Shares covered by the Registration Statement are validly issued and outstanding, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware.

We consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ McDermott Will & Emery LLP